EXHIBIT INDEX

(d)(1) Investment Management Services Agreement, dated March 1, 2006, between Registrant, on behalf of RiverSource Variable Portfolio - Select Value Fund and RiverSource Variable Portfolio - Small Cap Value Fund, and RiverSource Investments, LLC.

(d)(2) Form of Investment Management Services Agreement, amended and restated, between Registrant and RiverSource Investments, LLC.

(d)(19) Subadvisory Agreement, dated March 1, 2006, between Davis Selected Advisers, L.P. and RiverSource Investments, LLC.

(d)(20) Form of Amendment One to Subadvisory Agreement between Davis Selected Advisers, L.P. and RiverSource Investments, LLC.

(e) Distribution Agreement, dated Oct. 1, 2005, between Registrant and IDS Life Insurance Company.

(h)(5) Transfer Agency and Servicing Agreement, dated March 1, 2006, between Registrant and RiverSource Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(2) Form of Plan and Agreement of Distribution, amended and restated, between Registrant and IDS Life Insurance Company.

(p)(8) Code of Ethics adopted under Rule 17j-1 for RiverSource Variable Portfolio - Fundamental Value Fund Subadviser, Davis Selected Advisers, L.P.

(q)(1) Directors' Power of Attorney, to sign Amendments to this Registration Statement, dated April 12, 2006.